UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2020

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc. 27601 Bella Vista Parkway Warrenville, IL 60555-1617 630-845-4500
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On February 26, 2020, based upon a recommendation from the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Fuel Tech, Inc. (“Fuel Tech” or “Company”), the Board took the salary reduction action described below and the Committee took the other actions described below.
Base Salary Reductions. The Board implemented, effective March 1, 2020, a reduction in the salary of all of the Company’s officers, including its Named Executive Officers as identified in the Fuel Tech’s proxy statement for its 2019 Annual Meeting of Stockholders, pursuant to which the base salaries of all officers will be reduced by 10%. The Board may review, change or end the salary reduction program at its discretion in the future.
Set forth below is a summary of the base salary reductions, on an annualized basis, for Fuel Tech’s Named Executive Officers.

Name and Title	Current Base Salary	Reduced Base Salary
Vincent J. Arnone President and Chief Executive Officer	$425,000	$382,500
William E. Cummings, Jr. Senior Vice President, Sales	$240,000	$216,000
James M. Pach Vice President, Controller and Treasurer	$190,000	$171,000
2020 Executive Performance RSU Award Agreements. The Committee authorized the Company to enter into a 2020 Executive Performance RSU Award Agreement (the “2020 Agreement”) with certain officers, including its President and Chief Executive Officer and Principal Financial Officer and Controller (each a “2020 Participating Executive”) pursuant to which each 2020 Participating Executive will have the opportunity to earn the amount of restricted stock units (RSUs) shown in the table below. The amount of RSUs awarded, if any, will be based on the Company’s achievement of varying levels of operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions) in fiscal 2020 (“Operating Income”), as determined by the Company, in its sole discretion. Nevertheless, no Participating Executive will be entitled to any such RSUs unless the Company achieves a minimum of $1 million in Operating Income in 2020. To the extent the Company achieves the specified levels of Operating Income set forth below, the amount of RSUs to be received by each Participating Executive are formulaic in nature, and do not involve the exercise of any discretion by the Board or Committee regarding such officer’s achievement of objectives or any other subjective, qualitative assessments. If awarded, such RSUs will vest in equal amounts. i.e., 1/3, 1/3 and 1/3, over three years commencing one year after the grant date based on continued service. Such time-vested RSUs are valued at the date of grant using the intrinsic value method based on the closing price of the Company’s common stock on the grant date. Each Participating Executive will enter into the Company’s standard 2020 Agreement for such awards.

Name and Title	$1 Million Operating Income RSUs Granted*	$2Million Operating Income RSUs Granted*	$3 Million Operating Income RSUs Granted*
Vincent J. Arnone President and Chief Executive Officer	50,000	75,000	100,000
James M. Pach Principal Financial Officer and Controller	20,000	30,000	40,000

*
The amount of RSUs shown represents the threshold or “target” number of RSUs to be granted upon achievement of the specified level of Operating Income. The actual amount of RSUs granted for each category incrementally increase with additional Operating Income achieved up to the next threshold.

The form of 2020 Executive Performance RSU Award Agreement approved by the Committee is attached as Exhibit 10.1 to this Current Report on Form 8-K.
2020 Corporate Incentive Plan. The Committee adopted a 2020 Corporate Incentive Plan (the “2020 CIP”) to provide all of the Company’s U.S. or Canadian based employees (excluding sales personnel) that Fuel Tech designates to participate in the CIP with the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of certain level of operating income as discussed below. As such, Messrs. Arnone and Pach are each participants in the 2020 CIP. Potential cash awards under the 2020 CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance. A copy of the 2020 CIP is attached as Exhibit 10.2 to this Current Report on Form 8-K.
The 2020 CIP is structured as follows:
•    2020 CIP payouts are based on Fuel Tech’s ability to realize Operating Income in fiscal 2020. For purposes of the 2020 CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” might be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provided an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.
•    No amounts will be payable under the 2020 CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for fiscal 2020. Accordingly, if Fuel Tech’s Operating Income financial performance for 2020 falls below $250,000, there will be no payout under the 2020 CIP.
•    If Fuel Tech generates $250,000 of Operating Income in fiscal 2020, the percentage of Operating Income to be funded into the Incentive Pool will equal 25% of all Operating Income.
•    The aggregate size of the potential Incentive Pool is “capped” at $3 million. In order for the full $3 million to be funded into the Incentive Pool for fiscal 2020 Fuel Tech will need to achieve $12 million in Operating Income as explained in the funding metrics described above.

•    The 2020 CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s 2020 base wages; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Senior Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in 2020) .
•    The target bonus factor for Mr. Arnone under the 2020 CIP is 50% and for Mr. Pach, 30%. In addition, the 2020 CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Offer (Mr. Arnone), Principal Financial Officer (Mr. Pach), and any executive or senior vice president will automatically equal 100%.
•    The actual amounts of fiscal 2020 cash bonuses earned, if any, for any 2020 Named Executive Officer who is a participant in the 2020 CIP will be reported in Fuel Tech’s proxy statement for its 2021 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Form of 2020 Executive Performance RSU Award Agreement
10.2	2020 Corporate Incentive Plan of Fuel Tech, Inc.

Exhibits
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2020

Fuel Tech, Inc. (Registrant)
By: /s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary